Exhibit 3.1

EIGHTH AMENDED AND RESTATED
BYLAWS
OF
CBOE GLOBAL MARKETS, INC.

ARTICLE 1—OFFICES
1.1    Registered Offices.  The registered office of Cboe Global Markets, Inc. (the “Corporation”) in the State of Delaware shall be located at Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of the Corporation’s registered agent at such address shall be The Corporation Trust Company. The registered office and/or registered agent of the Corporation may be changed from time to time by action of the Board of Directors of the Corporation (the “Board of Directors”).
1.2    Other Offices.  The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.
1.3    Books.  The books of the Corporation may be kept within or without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require, provided such books and records are kept within the United States.
ARTICLE 2—STOCKHOLDERS
2.1    Place of Meetings.  All meetings of stockholders shall be held at such place, if any, within or without the State of Delaware as may be designated from time to time by the Board of Directors or the Chairman of the Board (or, if there is no Chairman of the Board, the Chief Executive Officer).
2.2    Annual Meeting.  The annual meeting of stockholders for the election of directors and for the transaction of such other business as may properly be brought before the meeting shall be held on such date and at such time and at such place, if any, within or without the State of Delaware as shall be fixed by the Board of Directors, pursuant to a resolution adopted by the affirmative vote of a majority of the total number of directors then in office, or the Chairman of the Board (or, if there is no Chairman of the Board, the Chief Executive Officer) and stated in the notice of the meeting. If no annual meeting is held in accordance with the foregoing provisions, a special meeting may be held in lieu of the annual meeting, and any action taken at that special meeting shall have the same effect as if it had been taken at the annual meeting, and in such case all references in these Bylaws to the annual meeting of stockholders shall be deemed to refer to such special meeting. The Board of Directors may postpone, recess, reschedule or cancel any previously-scheduled annual meeting of stockholders for any reasonable reason.
2.3    Special Meeting.
(a)    Special meetings of stockholders may be called at any time by only (i) the Board of Directors pursuant to a resolution adopted by the affirmative vote of a majority of the total number of directors then in office or (ii) by the Secretary of the Corporation upon the written request of stockholders owning at least twenty-five percent (25%) of all outstanding shares of common stock of the Corporation entitled to vote on the matter or matters to be brought before the proposed special meeting (the “Requisite Percentage”) that have complied in full with the requirements set forth in this Section 2.3 and related provisions of these Bylaws. Special meetings may not be called by any other person or persons. No business may be transacted at a special meeting of stockholders other than business that is either (x) Proposed Business (as defined below) stated in a valid Special Meeting Request (as defined below), (y) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors or (z) otherwise properly brought before a special meeting by or at the direction of the Board of Directors or the chairman of the meeting. The Board of Directors may postpone, recess, reschedule or cancel any previously-scheduled special meeting of stockholders for any reasonable reason.
(b) No stockholder may request that the Secretary call a special meeting of stockholders pursuant to this Section 2.3 (a “Stockholder Requested Special Meeting”) unless a stockholder of record has first submitted a request in writing that the Board of Directors fix a record date (a “Requested Record Date”) for the purpose of determining stockholders entitled to request that the Secretary call such special meeting, which request shall be in proper form and timely delivered to the Secretary at the principal executive office of the Corporation. To be in proper form, such request shall: (i) bear the signature(s) and the date of signature(s) by the stockholder(s) of record submitting such request (each, a “Meeting Requesting Person”) and set forth the name and address of such Meeting Requesting Person as they appear in the Corporation’s books; (ii) include a reasonably brief description of the purpose or purposes of the special meeting, the business proposed to be conducted at the special meeting (the “Proposed Business”) and the reasons for conducting the Proposed Business at the special meeting, and (iii) as to each (A) item of Proposed Business, (B) nominee that the Meeting Requesting Person proposes for election to the Board of Directors at the special meeting, if applicable, and (C) Meeting Requesting Person and each Stockholder Associated Person (as defined in Section 2.11(c)(vi) below), include the information required to be set forth in a notice under Section 2.11 as if the Proposed Business or proposed nominee were to be considered at an annual meeting of stockholders, except that for purposes of this Section 2.3(b), the term “Meeting Requesting Person” shall be substituted for the references to the stockholder giving the notice or proposing business in all places such person is referred to in Section 2.11.
(c) Within ten (10) business days after the Secretary receives a request to fix a Requested Record Date in proper form that is otherwise in compliance with this Section 2.3 from any stockholder of record, the Board of Directors may adopt a resolution fixing a Requested Record Date for the purpose of determining the stockholders entitled to request that the Secretary call a Stockholder Requested Special Meeting, which date shall not precede the date upon which the resolution fixing the Requested Record Date is adopted by the Board of Directors. Notwithstanding anything in this Section 2.3 to the contrary, no Requested Record Date shall be fixed if the Board of Directors determines that the request or requests to call a Stockholder Requested Special Meeting that would otherwise be submitted following such Requested Record Date could not comply with the requirements set forth in Section 2.3(e) below.

(d) Without qualification, a Stockholder Requested Special Meeting shall not be called unless one or more stockholders owning the Requisite Percentage as of the Requested Record Date timely provide one or more requests to call such special meeting in proper written form to the Secretary at the principal executive office of the Corporation (a “Special Meeting Request”) and otherwise fully complies with the requirements under this Section 2.3. To be timely, a stockholder’s request to call a special meeting must be delivered to the Secretary at the principal executive office of the Corporation not later than the sixtieth (60th) day following the Requested Record Date. In no event shall any adjournment, recess, judicial stay, rescheduling, deferral or postponement of any special meeting (including a Stockholder Requested Special Meeting) or the announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice or the delivering of a stockholder’s request hereunder. To be in proper form, a stockholder request to call a special meeting shall include the signature(s) and the date of each signature by the stockholder(s) holding the Requisite Percentage submitting such request and the beneficial owners, if any, on whose behalf the request is being made and set forth (i) for each such stockholder that is a stockholder of record, the name and address of such stockholder as they appear in the Corporation’s books and for each such stockholder that is not a stockholder of record, the name and address of such stockholder, (ii) include a reasonably brief description of the purpose or purposes of the special meeting, the Proposed Business and the reasons for conducting the Proposed Business at the special meeting, and (iii) as to each (A) item of Proposed Business, (B) nominee that the Calling Person (as defined below) proposes for election to the Board of Directors at the special meeting, if applicable, and (C) Calling Person and each Stockholder Associated Person, include the information required to be set forth in a notice under Section 2.11(a)(iii) and comply with the requirements of Section 2.11(c) as if the Proposed Business or proposed nominee were to be considered at an annual meeting of stockholders, except that for purposes of this Section 2.3(d), the term “Calling Person” shall be substituted for the references to the stockholder giving the notice or proposing a business in all places such person is referred to in Section 2.11, (D) documentary evidence that the shares included in such Requisite Percentage are owned by each Calling Person, and (E) an acknowledgment by each stockholder, on whose behalf a Special Meeting Request is being made (or their respective duly authorized agents) that any reduction in the number of shares owned by such persons as of the date of delivery of the Special Meeting Request and through the meeting date below the Requisite Percentage shall constitute a revocation of the Special Meeting Request with respect to such reduction, and a commitment to promptly notify the Corporation of any such decrease. For purposes hereof: (x) a “Calling Person” means the stockholder of record submitting the request to call a special meeting or if different from the stockholder of record, the beneficial owner or beneficial owners submitting the request to call a special meeting or any affiliate of such stockholder of record or beneficial owner(s), other than a Solicited Stockholder; and (y) “Solicited Stockholder” means any stockholder that has provided a request to call a special meeting in response to a solicitation made pursuant to, and in accordance with, Section 14 of the Securities Exchange Act of 1934, as amended (such rules and such act, and the rules and regulations promulgated thereunder, the “Exchange Act”), by way of a definitive consent solicitation statement filed with the U.S. Securities and Exchange Commission (the “SEC”) under the Exchange Act.

(e) The Secretary shall not accept, and shall consider ineffective, any Special Meeting Request that (i) does not comply with this Section 2.3, (ii) relates to an item of business proposed to be transacted at the special meeting that is not a proper subject for stockholder action under applicable law (as determined in good faith by the Board of Directors), (iii) includes an item of business proposed to be transacted at such meeting that did not appear on the written request that resulted in the determination of the Requested Record Date, (iv) is received by the Secretary during the period commencing ninety (90) days prior to the anniversary date of the prior year’s annual meeting of stockholders and ending on the date of the final adjournment of the next annual meeting of stockholders, or (v) otherwise does not comply with applicable law.
(f) If, at any point after sixty (60) days from the first date on which a Special Meeting Request is delivered to the Corporation, the unrevoked Special Meeting Requests (whether by specific written revocation or deemed revocation pursuant to clause (E) of paragraph (d)(iii) of this Section 2.3) represent in the aggregate less than the Requisite Percentage, the Board of Directors, in its discretion, may cancel the special meeting.
(g) Subject to Section 2.3(f) above, within ten (10) days following the date on which the Secretary has received valid Special Meeting Requests in accordance with this Section 2.3, the Board of Directors shall fix the record date and meeting date, time and location for the Stockholder Requested Special Meeting; provided, however, that the date of any such Stockholder Requested Special Meeting shall not be more than ninety (90) days after the date on which valid Special Meeting Requests from stockholders holding the shares to be included in such Requisite Percentage are delivered to the Secretary (and are not revoked). Notwithstanding anything in these Bylaws to the contrary, the Board of Directors may submit its own proposal or proposals for consideration at any Stockholder Requested Special Meeting. Subject to the foregoing provisions of this Section 2.3, the record date for the Stockholder Requested Special Meeting shall be fixed in accordance with Section 6.5, and the Board of Directors shall provide notice of the Stockholder Requested Special Meeting in accordance with Section 2.4.
(h) In determining whether Special Meeting Requests have met the requirements of this Section 2.3, multiple Special Meeting Requests will be considered together only if (i) each Special Meeting Request identifies the same or substantially the same purpose or purposes of the Stockholder Requested Special Meeting and the same or substantially the same items of business proposed to be brought before the Stockholder Requested Special Meeting, and (ii) such Special Meeting Requests have been dated and delivered to the Secretary within sixty (60) days of the delivery to the Secretary of the earliest dated Special Meeting Request relating to such item(s) of business.
2.4    Notice of Meetings.  Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, notice of each meeting of stockholders, whether annual or special, shall be given in any manner permitted by law not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder as of the record date for determining the stockholders entitled to notice of the meeting. The notices of all meetings shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting). The notice of a special meeting shall state, in addition, the purpose or purposes for which the meeting is called.
2.5    Voting List.  The Corporation shall prepare, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting (provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, at least ten (10) days prior to the meeting (a) on a reasonably accessible, electronic network, provided that the information required to gain access to such list is provided with the notice of meeting or (b) during ordinary business hours, at the principal place of business of the Corporation. The list of stockholders must also be open to examination at the meeting as required by applicable law. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 2.5 or to vote in person or by proxy at any meeting of stockholders.
2.6    Quorum.  Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the holders of a majority in voting power of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote at the meeting (after taking into account the effect of any reduction of the number of shares entitled to vote as a result of the voting limitations imposed by Article Sixth of the Corporation’s Certificate of Incorporation, if any), present in person or represented by proxy, shall constitute a quorum for the transaction of business.
2.7    Adjournments.   Any meeting of stockholders may be adjourned to any other time and to any other place at which a meeting of stockholders may be held under these Bylaws by (a) the holders of a majority in voting power of the stockholders present or represented at the meeting and entitled to vote, provided that a quorum is present in person or by proxy at such meeting, or (b) by any officer entitled to preside at or to act as secretary of such meeting, regardless of whether a quorum is present in person or by proxy. Notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record as of the record date so fixed for notice of such adjourned meeting. If a quorum is present at a meeting that is later adjourned, then a quorum shall also be deemed present at the adjourned session of such meeting, unless a new record date is, or is required to be, set for the adjourned session.

2.8    Voting.  Except as otherwise provided by the General Corporation Law of the State of Delaware (“DGCL”), the Certificate of Incorporation or these Bylaws, each stockholder shall have one vote for each share of capital stock entitled to vote and held of record by such stockholder.
2.9    Proxy Representation.  Every stockholder may authorize another person or persons to act for such stockholder by proxy in all matters in any manner permitted by law. No proxy shall be voted or acted upon after three years from its date unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally. The authorization of a proxy may but need not be limited to specified action, provided, however, that if a proxy limits its authorization to a meeting or meetings of stockholders, unless otherwise specifically provided such proxy shall entitle the holder thereof to vote at any adjourned session but shall not be valid after the final adjournment thereof. A proxy purporting to be authorized by or on behalf of a stockholder, if accepted by the Corporation in its discretion, shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary of the Corporation a revocation of the proxy or a new proxy bearing a later date. Any stockholder directly or indirectly soliciting proxies from other stockholders of the Corporation may use any proxy card color other than white, which shall be reserved for exclusive use by the Board of Directors.
2.10    Action at Meeting.  When a quorum is present at any meeting, (a) a majority of the votes properly cast upon any question other than an election of directors shall decide the question, except when a different vote is required by the Certificate of Incorporation, these Bylaws, the rules or regulations of any stock exchange applicable to the Corporation, or any law or regulation applicable to the Corporation or its securities, and (b) each nominee for director shall be elected to the Board of Directors if a majority of the votes properly cast are in favor of such nominee’s election (i.e., if the number of votes properly cast “for” a nominee’s election exceeds the number of votes properly cast “against” that nominee’s election (with “abstentions” and “broker nonvotes” not counted as a vote cast either “for” or “against” that director’s election)); provided, however, that, if (x) the Secretary receives a notice that a stockholder has nominated one or more persons for election to the Board of Directors in compliance with the requirements set forth in Section 2.11 or Section 2.16 of these Bylaws and (y) such nomination has not been withdrawn by such stockholder on or prior to the tenth (10th) day preceding the date that the Corporation first mails its notice of meeting for such election (a “Contested Election”), a plurality of the votes properly cast for the election of directors shall be sufficient to elect directors. No ballot shall be required for any election unless requested by a stockholder present or represented at the meeting and entitled to vote in the election.
2.11    Notice of Business and Nomination of Directors at Meetings of Stockholders.
(a)    Annual Meeting of Stockholders.
(i)    At an annual meeting of stockholders, only such business shall be conducted as shall have been properly brought before the meeting, and only such persons who are nominated in accordance with the following procedures or in accordance with Section 2.16 shall be eligible for election as directors. Business and nominations of persons for election to the Board of Directors at an annual meeting of stockholders may be made only (A) pursuant to the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (B) otherwise properly brought before the meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (C) by any stockholder of the Corporation (I) who is a stockholder of record on the date of the notice given pursuant to this Section 2.11 and through the date of such annual meeting, (II) who is entitled to vote at the annual meeting and (III) who complies with the notice procedures set forth in this Section 2.11 or (D) in the case of a nomination, by any Eligible Stockholder who complies with all of the requirements set forth in Section 2.16. Clause (C) of the preceding sentence and Section 2.16 shall be the exclusive means for a stockholder to make director nominations before an annual meeting of stockholders, and clause (C) of the preceding sentence shall be the exclusive means for a stockholder to propose business before an annual meeting of stockholders, other than business properly brought under Rule 14a-8 under the Exchange Act (or any successor provision of law) and included in the Corporation’s notice of meeting in accordance therewith.
(ii)    In order for proposals of business or director nominations pursuant to Section 2.11(a)(i)(C) to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation and any such proposed business (other than the nominations of persons for election to the Board of Directors) must constitute a proper matter for stockholder action. In order for such notice to be timely, such notice must be delivered to or mailed and received by the Secretary at the principal executive offices of the Corporation not later than 5:00 p.m. Eastern Time on the ninetieth (90th) day nor earlier than 5:00 p.m. Eastern Time on the one hundred twentieth (120) day prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that if the annual meeting is not held within thirty (30) days before or more than seventy (70) days after such anniversary date, then such nomination shall have been delivered to or mailed and received by the Secretary not later than 5:00 p.m. Eastern Time on the tenth (10th) day following the date on which public announcement of the annual meeting date was made. In no event shall the adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the providing of a stockholder’s notice as described above. The number of nominees a stockholder may nominate for election at the annual meeting (or in the case of a stockholder giving the notice on behalf of a Stockholder Associated Person (as defined below), the number of nominees a stockholder may nominate for election at the annual meeting on behalf of such Stockholder Associated Person) shall not exceed the number of directors to be elected at such annual meeting.
(iii)    In order for such notice to be in proper written form, such notice shall set forth and include the following information:
(A)    as to any business (other than director nominations) that the stockholder proposes to bring before the meeting: (I) a reasonably brief description of the business desired to be brought before the meeting; (II) the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the Certificate of Incorporation or the Bylaws of the Corporation, the language of the proposed amendment); (III) the reasons for conducting such business at the meeting; (IV) a complete and accurate description of any material interest in such business of such stockholder and any Stockholder Associated Person, individually or in the aggregate, including any anticipated benefit to the stockholder and any Stockholder Associated Person therefrom; and (V) all other information relating to such proposed business that would be required to be disclosed in a proxy statement or other filing required to be made by the stockholder or any Stockholder Associated Person in connection with the solicitation of proxies in support of such proposed business pursuant to Regulation 14A under the Exchange Act;
(B)    as to each proposed director nominee that the stockholder proposes to bring before the meeting (each a “Proposed Nominee”): (I) the name, age, business address and residence address of such Proposed Nominee; (II) the principal occupation or employment of such Proposed Nominee; (III) a completed written questionnaire with respect to the background and qualifications of such Proposed Nominee, completed by such Proposed Nominee in the form required by the Corporation (which form the stockholder must request in writing from the Secretary prior to submitting notice and which the Secretary shall provide to such stockholder within ten (10) days of receiving such request); (IV) such Proposed Nominee’s executed written consent to being named in the Corporation’s proxy statement for the meeting as a director nominee; (V) such Proposed Nominee’s completed written representation and agreement in the form required by the Corporation (which form the stockholder must request in writing from the Secretary prior to submitting notice and which the Secretary shall provide to such stockholder within ten (10) days of receiving such request) that such Proposed Nominee: (1) is not and will not become party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such Proposed Nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or any Voting Commitment that could limit or interfere with such Proposed Nominee’s ability to comply, if elected as a director of the Corporation, with such Proposed Nominee’s fiduciary duties under applicable law; (2) is not and will not become a party to any agreement, arrangement, or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement, or indemnification in connection with service or action as a director with respect to the Corporation that has not been disclosed to the Corporation; (3) would, if elected as a director, comply with applicable rules of the exchange upon which the Corporation’s shares of common stock trade, the Certificate of Incorporation, all of the Corporation’s corporate governance, ethics, conflict of interest, confidentiality and stock ownership and trading policies and guidelines generally applicable to the Corporation’s directors, and applicable fiduciary duties under state law and, if elected as a director of the Corporation, currently would be in compliance with any such policies and guidelines that have been publicly disclosed; (4) consents to the applicability to them of Article Fourteenth, Article Fifteenth and Sections (c) and (d) of Article Sixteenth of the Certificate of Incorporation, as applicable, with respect to their activities related to any of the Regulated Securities Exchange Subsidiaries (as defined in the Certificate of Incorporation); (5) intends to serve a full term if elected as a director of the Corporation and (6) will provide facts, statements and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects, and that do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading in any material respect; (VI) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such Proposed Nominee being nominated, on the one hand, and the stockholder providing notice and any Stockholder Associated Person, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K (or any successor provision of law) if the stockholder making the nomination and any Stockholder Associated Person were the “registrant” for purposes of such rule and the Proposed Nominee was a director or executive officer of such registrant; and (VII) any other information concerning the Proposed Nominee that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act (or pursuant to any law or statute replacing such section) and the rules and regulations promulgated thereunder; and
(C)    as to the stockholder providing notice, any Stockholder Associated Person and any Proposed Nominee: (I) the name and address of such person (if applicable, as they appear on the Corporation’s books); (II) the class or series and number of shares of capital stock of the Corporation which are, directly or indirectly, owned beneficially and/or of record by such person, the dates such shares were acquired and the investment intent of such acquisition; (III) the name of each nominee holder for, and any pledge by such person or any number of, securities of the Corporation owned beneficially but not of record by such person; (IV) short interest of such person in any security of the Corporation (for purposes of these Bylaws, a person shall be deemed to have a short interest in a security if such person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security); (V) a description of any agreement, arrangement or understanding, whether written or oral, (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, borrowed or loaned shares or similar rights with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of capital stock of the Corporation or with a value derived in whole or in part from the value of any class or series of capital stock of the Corporation (a “Derivative Instrument”)), that has been entered into as of the date of the stockholder’s notice, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the Corporation, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or such beneficial owner, with respect to shares of capital stock of the Corporation, (VI) any rights to dividends on the shares of the capital stock of the Corporation owned beneficially by such person; (VII) any proportionate interest in shares of capital stock of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership or similar entity in which such person (1) is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, or (2) is the manager, managing member or, directly or indirectly, beneficially owns an interest in the manager or managing member of a limited liability company or similar entity; (VIII) any substantial interest, direct or indirect (including, without limitation, any existing or prospective commercial, business or contractual relationship with the Corporation) of such person, in the Corporation or any affiliate thereof, other than an interest arising from the ownership of securities of the Corporation where such person receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class or series; (IX) a complete and accurate description of all agreements, arrangements or understandings, written or oral, and formal or informal, (1) between or among the stockholder providing notice and any of the Stockholder Associated Persons or (2) between or among the stockholder providing notice or any of the Stockholder Associated Persons and any other person or entity (naming each such person or entity) with respect to the Corporation, the nomination or the proposal, including, without limitation, (x) any proxy, contract, arrangement, understanding or relationship pursuant to which such proposing stockholder or Stockholder Associated Person has the right to vote any shares of capital stock of the Corporation, (y) that the stockholder providing notice or any of the Stockholder Associated Persons may have reached with any stockholder of the Corporation (including the name of such stockholder) with respect to how such stockholder will vote its shares in the Corporation at any meeting of the Corporation’s stockholders or provide financial support or meaningful assistance in furtherance of the nomination(s) or other business proposals submitted by the stockholder providing notice or any of the Stockholder Associated Persons, and (z) any other agreements that would be required to be disclosed by the stockholder providing notice or any Stockholder Associated Person or any other person or entity pursuant to Item 5 or Item 6 of a Schedule 13D (or any successor provision of law) that would be filed pursuant to the Exchange Act and the rules and regulations promulgated thereunder (regardless of whether the requirement to file a Schedule 13D (or any successor provision of law) is applicable to the stockholder providing notice, any Proposed Nominee, any Stockholder Associated Person or any other person or entity); (X) the investment strategy or objective, if any, of such stockholder providing notice or the beneficial owner(s) on whose behalf such stockholder is providing notice to the Corporation; (XI) a complete and accurate description of any pending or, to such person’s knowledge, threatened, legal proceeding in which such person is a party or participant involving the Corporation or any publicly-disclosed officer, affiliate or associate of the Corporation; (XII) whether and the extent to which any agreement, arrangement or understanding has been made, the effect or intent of which is to increase or decrease the voting power of such person with respect to any shares of the capital stock of the Corporation, without regard to whether such transaction is required to be reported on a Schedule 13D in accordance with the Exchange Act; and (XIII) any other information relating to such person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for such business or the election of any Proposed Nominee, or is otherwise required, pursuant to Section 14 of the Exchange Act (or pursuant to any law or statute amending, restating or replacing such section), and the rules and regulations promulgated thereunder;
(D)    a representation whether the stockholder providing notice and the Stockholder Associated Person, if applicable, intends or is part of a group which intends to (I) solicit proxies in support of the election of any Proposed Nominee in accordance with Rule 14a-19 under the Exchange Act or (B) engage in a solicitation (within the meaning of Exchange Act Rule 14a-1(l)) with respect to the nomination of any Proposed Nominee or proposed business to be considered at the meeting;

(E)    a representation that the stockholder providing notice is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person (including virtually, in the case of a meeting held solely by means of remote communication) or by proxy at the meeting to bring such proposed business and/or nominate one or more Proposed Nominee; and
(F)    an acknowledgment that, if the stockholder providing notice (or a qualified representative of such stockholder) does not appear to present such proposed business or Proposed Nominee at the meeting, the Corporation need not present such proposed business or Proposed Nominee for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation.
In addition to the information required above, the Corporation may require any Proposed Nominee to furnish such other information as the Corporation may reasonably require to determine the qualifications of a Proposed Nominee to serve as a director of the Corporation, consistent with the parameters set forth in the Corporation’s Corporate Governance Guidelines or the Board’s past practice in evaluating potential director nominees, or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee, under the listing standards of each securities exchange upon which the shares of the Corporation are listed, any applicable rules of the Securities and Exchange Commission, any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Corporation’s directors, including those applicable to a director’s service on any of the committees of the Board of Directors, or the requirements of any other laws or regulations applicable to the Corporation.
(b)    Special Meetings of Stockholders. Only such business as shall have been brought before a special meeting of the stockholders pursuant to the Corporation’s notice of meeting shall be conducted at such meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (i) by or at the direction of the Board of Directors (or a duly authorized committee thereof) or (ii) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation (A) who is a stockholder of record on the date of the notice given pursuant to this Section 2.11 and through the date of such special meeting, (B) who is entitled to vote at the special meeting and (C) who complies with the notice procedures set forth in this Section 2.11. In order for nominations pursuant to the foregoing clause (ii) to be properly brought before such special meeting by a stockholder, such stockholder must have given timely notice therefore in proper written form to the Secretary of the Corporation. In order for such notice to be timely, it must be delivered to or mailed and received by the Secretary at the principal executive offices of the Corporation not later than 5:00 p.m. Eastern Time on the ninetieth (90th) day nor earlier than 5:00 p.m. Eastern Time on the one-hundred twentieth (120th) day prior to such special meeting or, if public announcement of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting is first made less than ninety (90) days prior to the date of the special meeting, the tenth (10th) day following the day on which such public announcement is first made. In no event shall the adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the providing of a stockholder’s notice as described above. The number of nominees a stockholder may nominate for election at the special meeting (or in the case of a stockholder giving the notice on behalf of a Stockholder Associated Person, the number of nominees a stockholder may nominate for election at the special meeting on behalf of such Stockholder Associated Person) shall not exceed the number of directors to be elected at such special meeting. In order for such notice to be in proper written form, such notice shall set forth and include all information required to be set forth and included in a notice for the nomination of a director under this Section 2.11, including the information set forth in Section 2.11(a)(iii).
(c)    General.
(i)     A stockholder providing notice of any proposed business or Proposed Nominee to be considered at a meeting of stockholders shall further update in writing any notice provided pursuant to this Section 2.11, if necessary, so that the information provided or required to be provided in such notice shall be true and correct in all material respects (A) as of the record date for determining the stockholders entitled to receive notice of the meeting and (B) as of the date that is ten (10) business days prior to the meeting (or any postponement, adjournment or recess thereof), and such update shall be received by the Secretary at the principal executive offices of the Corporation (I) not later than five (5) business days after the record date for determining the stockholders entitled to receive notice of such meeting (in the case of an update required to be made under clause (A)) and (II) not later than seven (7) business days prior to the date for the meeting, if practicable, or, if not practicable, on the first practicable date prior to the meeting or any adjournment, recess or postponement thereof (in the case of an update required to be made pursuant to clause (B)).
(ii)    If any information submitted pursuant to this Section 2.11 is inaccurate in any respect, such information may be deemed not to have been provided in accordance with these Bylaws. The stockholder providing the notice shall notify the Secretary in writing at the principal executive offices of the Corporation of any material inaccuracy or change in any such information within two (2) business days of becoming aware of such material inaccuracy or change. Upon written request by the Secretary, the Board of Directors (or a duly authorized committee thereof), any such stockholder shall provide, within seven (7) business days of delivery of such request (or such other period as may be specified in such request), (A) written verification, reasonably satisfactory to the Board of Directors, any committee thereof or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by the stockholder pursuant to this Section 2.11, and (B) a written update of any information (including written confirmation by such stockholder that it continues to intend to bring such proposed business or Proposed Nominee before the meeting) submitted by the stockholder pursuant to this Section 2.11 as of an earlier date. If the stockholder fails to provide such written verification within such period, the information as to which written verification was requested may be deemed not to have been provided in accordance with this Section 2.11.
(iii)    Notwithstanding anything herein to the contrary, if (A) any stockholder providing notice or any Stockholder Associated Person provides notice pursuant to Rule 14a-19(b) under the Exchange Act with respect to any Proposed Nominee and (B) (I) such stockholder providing notice or Stockholder Associated Person subsequently either (x) notifies the Corporation that such stockholder providing notice or Stockholder Associated Person no longer intends to solicit proxies in support of the election or reelection of such Proposed Nominee in accordance with Rule 14a-19(b) under the Exchange Act or (y) fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) under the Exchange Act (or fails to timely provide reasonable evidence sufficient to satisfy the Corporation that such stockholder providing notice or Stockholder Associated Person has met the requirements of Rule 14a-19(a)(3) under the Exchange Act in accordance with the following sentence) and (II) no other stockholder providing notice or Stockholder Associated Person that has provided notice pursuant to Rule 14a-19(b) under the Exchange Act with respect to such Proposed Nominee (x) to the Corporation’s knowledge based on information provided pursuant to Rule 14a-19 under the Exchange Act or these Bylaws, still intends to solicit proxies in support of the election or reelection of such Proposed Nominee in accordance with Rule 14a-19(b) under the Exchange Act and (y) has complied with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) under the Exchange Act and the requirements set forth in the following sentence, then the nomination of such Proposed Nominee shall be disregarded and no vote on the election of such Proposed Nominee shall occur (notwithstanding that proxies in respect of such vote may have been received by the Corporation). Upon request by the Corporation, if any stockholder providing notice or any Stockholder Associated Person provides notice pursuant to Rule 14a-19(b) under the Exchange Act, such stockholder providing notice shall deliver to the Secretary, no later than five (5) business days prior to the applicable meeting date, reasonable evidence that the requirements of Rule 14a-19(a)(3) under the Exchange Act have been satisfied.
(iv)    Notwithstanding the provisions of this Section 2.11, a stockholder providing notice shall also comply with all applicable requirements of state law and all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth herein, provided, however, that any references in these Bylaws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit the requirements applicable to stockholder proposals or director nominations to be considered pursuant to this Section 2.11.
(v)    Notwithstanding the provisions of this Section 2.11, unless otherwise required by law or expressly waived in writing by the Corporation, if the stockholder providing notice (or a qualified representative of the stockholder) does not appear in person (including virtually, in the case of a meeting held solely by means of remote communication) at the stockholder meeting to present such proposed business or nomination, as applicable, such proposed business or nomination shall not be presented by the Corporation and shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 2.11, to be considered a qualified representative of the stockholder providing notice, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting and such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, must be provided to the Corporation at least twenty-four (24) hours prior to the meeting.
(vi)    For purposes of these Bylaws, (A) an “affiliate” and “associate” each have the respective meanings set forth in Rule 12b-2 under the Exchange Act (or any successor provision at law); (B) “Stockholder Associated Person” shall mean, with respect to the stockholder providing notice, or, if different, any beneficial owner of shares of stock of the Corporation on whose behalf such stockholder is providing notice hereunder, (I) any person or entity who is a member of a “group” (as such term is used in Rule 13d 5 under the Exchange Act (or any successor provision at law)) with, or otherwise known by such stockholder providing notice to be acting in concert with, such stockholder providing notice or beneficial owner with respect to the stock of the Corporation, (II) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder providing notice (other than a stockholder that is a depositary), (III) any affiliate or associate of such stockholder providing notice or such beneficial owner, (IV) any participant (as defined in paragraphs (a)(ii) (vi) of Instruction 3 to Item 4 of Schedule 14A, or any successor instructions) with such stockholder providing notice or beneficial owner in respect of any proposed business or nominations, as applicable and (V) any Proposed Nominee; and (C) “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.
(vii) Nothing in this Section 2.11 shall be deemed to affect any rights (a) of stockholders to request inclusion of proposals or nominations in the Corporation’s proxy statement pursuant to applicable rules and regulations promulgated under the Exchange Act or (b) of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation.
(viii)    The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business or director nominations were not properly brought before the meeting in accordance with the provisions of this Section 2.11 and any such business not properly brought before the meeting shall be disregarded and shall not be transacted or considered.
2.12    Action without Meeting.  Stockholders may not take any action by written consent in lieu of a meeting.
2.13    Organization.  The Chairman of the Board, or in the Chairman of the Board’s absence, the Chief Executive Officer or President, shall call meetings of the stockholders to order and act as chairman of such meeting; provided, however, that the Board of Directors may appoint any director of the Corporation to act as chairman of any meeting in the absence of the Chairman of the Board. The Secretary of the Corporation shall act as secretary at all meetings of the stockholders; provided, however, that in the absence of the Secretary at any meeting of the stockholders, the chairman of such meeting may appoint any person to act as secretary of the meeting.
2.14    Inspectors of Election.  The Corporation may, and shall if required by law, in advance of any meeting of stockholders, appoint one or more inspectors of election, who may be employees of the Corporation, to act at the meeting or any adjournment thereof and to make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. In the event that no inspector so appointed or designated is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector or inspectors so appointed or designated shall (a) ascertain the number of shares of capital stock of the Corporation outstanding and the voting power of each such share, (b) determine the shares of capital stock of the Corporation represented at the meeting and the validity of proxies and ballots, (c) count all votes and ballots, (d) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (e) certify their determination of the number of shares of capital stock of the Corporation represented at the meeting and such inspectors’ count of all votes and ballots. Such certification and report shall specify such other information as may be required by law. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the Corporation, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election.
2.15    Conduct of Meetings.  The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the person presiding over any meeting of stockholders shall have the right and authority to convene and (for any or no reason) to recess and/or to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such presiding person, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the presiding person of the meeting, may include or address, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) the maintenance of order at the meeting and the safety of those present, including the compliance with state and local laws and regulations concerning safety and security; (c) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the presiding person of the meeting shall determine; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; (e) limitations on the time allotted to questions or comments by participants; (f) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (g) removal of any stockholder or other individual who refuses to comply with meeting procedures, rules or guidelines; and (h) restrictions on the use of audio and/or video recording devices and cell phones. Unless and to the extent determined by the Board of Directors or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.
2.16    Proxy Access. (a) Whenever the Board of Directors solicits proxies with respect to the election of directors at an annual meeting of stockholders, subject to the provisions of this Section 2.16, the Corporation shall include in its proxy statement for such annual meeting, in addition to any persons nominated for election by or at the direction of the Board of Directors, the name, together with the Required Information (as defined below), of any person nominated for election to the Board of Directors as a director by an Eligible Stockholder (as defined below) pursuant to and in accordance with this Section 2.16 (a “Stockholder Nominee”). For purposes of this Section 2.16, the “Required Information” that the Corporation will include in its proxy statement is (i) the information provided to the Secretary concerning the Stockholder Nominee and the Eligible Stockholder that is required to be disclosed in the Corporation’s proxy statement pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder and (ii) if the Eligible Stockholder so elects, a Supporting Statement (as defined below). For the avoidance of doubt, nothing in this Section 2.16 shall limit the Corporation’s ability to solicit against any Stockholder Nominee or include in its proxy materials the Corporation’s own statements or other information relating to any Eligible Stockholder or Stockholder Nominee, including any information provided to the Corporation pursuant to this Section 2.16. Subject to the provisions of this Section 2.16, the name of any Stockholder Nominee included in the Corporation’s proxy statement for an annual meeting of stockholders shall also be set forth on the form of proxy and any ballot distributed by the Corporation in connection with such annual meeting.
(b)    In addition to any other applicable requirements, for a nomination to be made by an Eligible Stockholder pursuant to this Section 2.16, the Eligible Stockholder must have given timely notice thereof (a “Notice of Proxy Access Nomination”) in proper written form to the Secretary and must expressly request in the Notice of Proxy Access Nomination to have such nominee included in the Corporation’s proxy materials pursuant to this Section 2.16. To be timely, a Notice of Proxy Access Nomination shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the open of business on the one hundred fiftieth (150th) day and not later than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the date that the Corporation first distributed its proxy statement to stockholders for the preceding year’s annual meeting of stockholders provided, however, that in the event the annual meeting is more than thirty (30) days before or after the anniversary date of the prior year’s annual meeting, or if no annual meeting was held in the preceding year, to be timely, the Notice of Proxy Access Nomination must be received at the principal executive offices of the Corporation no earlier than one hundred fifty (150) days before such annual meeting and no later than the later of one hundred twenty (120) days before such annual meeting or the tenth (10th) day following the day on which public announcement (as defined in Section 2.11) of the date of such meeting is first made by the Corporation. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a Notice of Proxy Access Nomination as described above.
(c)    The maximum number of Stockholder Nominees nominated by all Eligible Stockholders that will be included in the Corporation’s proxy materials with respect to an annual meeting of stockholders shall not exceed the greater of (i) two or (ii) 20% of the number of directors in office as of the last day on which a Notice of Proxy Access Nomination may be delivered pursuant to and in accordance with this Section 2.16 (the “Final Proxy Access Nomination Date”) or, if such amount is not a whole number, the closest whole number below 20% (such greater number, as it may be adjusted pursuant to this Section 2.16(c), the “Permitted Number”). In the event that one or more vacancies on the Board of Directors occurs with respect to any directors for any reason after the Final Proxy Access Nomination Date but before the date of the annual meeting and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the Permitted Number shall be calculated based on the number of directors in office as so reduced. In addition, the Permitted Number shall be reduced by (i) the number of individuals who will be included in the Corporation’s proxy materials as director nominees recommended by the Board of Directors pursuant to an agreement, arrangement or other understanding with a stockholder or group of stockholders (other than any such agreement, arrangement or understanding entered into in connection with an acquisition of stock from the Corporation by such stockholder or group of stockholders) and/or (ii) the number of directors in office as of the Final Proxy Access Nomination Date who were included in the Corporation’s proxy materials as Stockholder Nominees for any of the two preceding annual meetings of stockholders (including any persons counted as Stockholder Nominees pursuant to the immediately succeeding sentence) and whose reelection at the upcoming annual meeting is being recommended by the Board of Directors. For purposes of determining when the Permitted Number has been reached, any individual nominated by an Eligible Stockholder for inclusion in the Corporation’s proxy materials pursuant to this Section 2.16 whose nomination is subsequently withdrawn or whom the Board of Directors decides to nominate for election to the Board of Directors as a director shall be counted as one of the Stockholder Nominees. Any Eligible Stockholder submitting more than one Stockholder Nominee for inclusion in the Corporation’s proxy materials pursuant to this Section 2.16 shall rank such Stockholder Nominees based on the order in which the Eligible Stockholder desires such Stockholder Nominees to be selected for inclusion in the Corporation’s proxy materials in the event that the total number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 2.16 exceeds the Permitted Number. In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 2.16 exceeds the Permitted Number, the highest ranking Stockholder Nominee who meets the requirements of this Section 2.16 from each Eligible Stockholder will be selected for inclusion in the Corporation’s proxy materials until the Permitted Number is reached, going in order of the amount (largest to smallest) of shares of outstanding capital stock of the Corporation each Eligible Stockholder disclosed as Owned in its Notice of Proxy Access Nomination. If the Permitted Number is not reached after the highest ranking Stockholder Nominee who meets the requirements of this Section 2.16 from each Eligible Stockholder has been selected, then the next highest ranking Stockholder Nominee who meets the requirements of this Section 2.16 from each Eligible Stockholder will be selected for inclusion in the Corporation’s proxy materials, and this process will continue as many times as necessary, following the same order each time, until the Permitted Number is reached. Notwithstanding anything to the contrary contained in this Section 2.16, the Corporation shall not be required to include any Stockholder Nominees in its proxy materials pursuant to this Section 2.16 for any meeting of stockholders for which the Secretary receives a notice (whether or not subsequently withdrawn) that the Eligible Stockholder or any other stockholder intends to nominate one or more persons for election to the Board of Directors pursuant to Section 2.11 of these Bylaws.
(d)    An “Eligible Stockholder” is a stockholder or group of no more than 20 stockholders (counting as one stockholder, for this purpose, any two or more funds that are part of the same Qualifying Fund Group (as defined below)) that (i) has Owned (as defined below) continuously for at least three years (the “Minimum Holding Period”) a number of shares of capital stock of the Corporation that represents at least three percent of the outstanding shares of capital stock of the Corporation as of the date the Notice of Proxy Access Nomination is received at the principal executive offices of the Corporation in accordance with this Section 2.16 (the “Required Shares”), (ii) continues to Own the Required Shares through the date of the annual meeting and (iii) meets all other requirements of this Section 2.16. A “Qualifying Fund Group” means two or more funds that are (i) under common management and investment control, (ii) under common management and funded primarily by the same employer or (iii) a “group of investment companies” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Corporation Act of 1940, as amended. Whenever the Eligible Stockholder consists of a group of stockholders (including a group of funds that are part of the same Qualifying Fund Group), (i) each provision in this Section 2.16 that requires the Eligible Stockholder to provide any written statements, representations, undertakings, agreements or other instruments or to meet any other conditions shall be deemed to require each stockholder (including each individual fund) that is a member of such group to provide such statements, representations, undertakings, agreements or other instruments and to meet such other conditions (except that the members of such group may aggregate the shares that each member has Owned continuously for the Minimum Holding Period in order to meet the three percent Ownership requirement of the “Required Shares” definition) and (ii) a breach of any obligation, agreement or representation under this Section 2.16 by any member of such group shall be deemed a breach by the Eligible Stockholder. No stockholder may be a member of more than one group of stockholders constituting an Eligible Stockholder with respect to any annual meeting.
(e)    For purposes of this Section 2.16, a stockholder shall be deemed to “Own” only those outstanding shares of capital stock of the Corporation as to which the stockholder possesses both:
(i)    the full voting and investment rights pertaining to the shares and
(ii)    the full economic interest in (including the opportunity for profit from and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares:
(1)    sold by such stockholder or any of its affiliates in any transaction that has not been settled or closed,
(2)    borrowed by such stockholder or any of its affiliates for any purposes or purchased by such stockholder or any of its affiliates pursuant to an agreement to resell, or
(3)    subject to any option, warrant, forward contract, swap, contract of sale, or other derivative or similar instrument or agreement entered into by such stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of capital stock of the Corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of:
(A)    reducing in any manner, to any extent or at any time in the future, such stockholder’s or its affiliates’ full right to vote or direct the voting of any such shares, and/or
(B)    hedging, offsetting or altering to any degree any gain or loss realized or realizable from maintaining the full economic ownership of such shares by such stockholder or affiliate.

A stockholder shall “Own” shares held in the name of a nominee or other intermediary so long as the stockholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A stockholder’s Ownership of shares shall be deemed to continue during any period in which (i) the stockholder has loaned such shares, provided that the stockholder has the power to recall such loaned shares on five (5) business days’ notice and includes in the Notice of Proxy Access Nomination an agreement that it (1) will promptly recall such loaned shares upon being notified that any of its Stockholder Nominees will be included in the Corporation’s proxy materials and (2) will continue to hold such recalled shares through the date of the annual meeting or (ii) the stockholder has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement which is revocable at any time by the stockholder. The terms “Owned,” “Owning” and other variations of the word “Own” shall have correlative meanings. Whether outstanding shares of capital stock of the Corporation are “Owned” for these purposes shall be decided by the Board of Directors. For purposes of this Section 2.16, the term “affiliate” or “affiliates” shall have the meaning ascribed thereto under the rules and regulations of the Exchange Act. An Eligible Stockholder shall include in its Notice of Proxy Access Nomination the number of shares it is deemed to “Own” for the purposes of this Section 2.16.
(f)    To be in proper written form, a Notice of Proxy Access Nomination must set forth or be accompanied by the following:
(i)    a statement by the Eligible Stockholder (1) setting forth and certifying as to the number of shares it Owns and has Owned continuously for the Minimum Holding Period and (2) agreeing to continue to Own the Required Shares through the date of the annual meeting;
(ii)    one or more written statements from the record holder of the Required Shares (and from each intermediary through which the Required Shares are or have been held during the Minimum Holding Period) verifying that, as of a date within seven (7) calendar days prior to the date the Notice of Proxy Access Nomination is delivered to the Secretary at the principal executive offices of the Corporation, the Eligible Stockholder Owns, and has Owned continuously for the Minimum Holding Period, the Required Shares, and the Eligible Stockholder’s agreement to provide, within five (5) business days following the record date for the annual meeting, one or more written statements from the record holder and such intermediaries verifying the Eligible Stockholder’s continuous Ownership of the Required Shares through the record date;
(iii)    a copy of the Schedule 14N that has been or is concurrently being filed with the Securities and Exchange Commission as required by Rule 14a-18 under the Exchange Act;
(iv)    the information, representations, agreements and other documents that are required to be set forth in or included with a stockholder’s notice of a nomination given pursuant to Section 2.11 of these Bylaws;
(v)    a written consent of each Stockholder Nominee to being named in the Corporation’s proxy statement as a nominee and to serving as a director if elected;
(vi)    a representation that the Eligible Stockholder:

(1)    acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control of the Corporation, and does not presently have such intent,
(2)    has not nominated and will not nominate for election to the Board of Directors as a director at the annual meeting any person other than the Stockholder Nominee(s) it is nominating pursuant to this Section 2.16,
(3)    has not engaged and will not engage in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting other than its Stockholder Nominee(s) or a nominee of the Board of Directors,
(4)    has not distributed and will not distribute to any stockholder of the Corporation any form of proxy for the annual meeting other than the form distributed by the Corporation,
(5)    has complied and will comply with all laws, rules and regulations applicable to solicitations and the use, if any, of soliciting material in connection with the annual meeting, and
(6)    has provided and will provide facts, statements and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;
(vii)    an undertaking that the Eligible Stockholder agrees to:
(1)    assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the stockholders of the Corporation or out of the information that the Eligible Stockholder provided to the Corporation,
(2)    indemnify and hold harmless the Corporation and each of its Directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its Directors, officers or employees arising out of any nomination submitted by the Eligible Stockholder pursuant to this Section 2.16 or any solicitation or other activity in connection therewith, and
(3)    file with the Securities and Exchange Commission any solicitation or other communication with the stockholders of the Corporation relating to the meeting at which its Stockholder Nominee(s) will be nominated, regardless of whether any such filing is required under Regulation 14A of the Exchange Act or whether any exemption from filing is available for such solicitation or other communication under Regulation 14A of the Exchange Act;
(viii)    in the case of a nomination by an Eligible Stockholder consisting of a group of stockholders, the designation by all group members of one member of the group that is authorized to receive communications, notices and inquiries from the Corporation and to act on behalf of all members of the group with respect to all matters relating to the nomination under this Section 2.16 (including withdrawal of the nomination);
(ix)    in the case of a nomination by an Eligible Stockholder consisting of a group of stockholders in which two or more funds are intended to be treated as one stockholder for purposes of qualifying as an Eligible Stockholder, documentation reasonably satisfactory to the Corporation that demonstrates that the funds are part of the same Qualifying Fund Group; and
(x)    a written representation and agreement by the Stockholder Nominee that such person:
(1)    will act as a representative of all of the stockholders of the Corporation while serving as a director,
(2)    will provide facts, statements and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects (and shall not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading),
(3)    is not and will not become a party to (i) any compensatory, payment or other financial agreement, arrangement or understanding with any person or entity other than the Corporation in connection with service or action as a director of the Corporation that has not been disclosed to the Corporation, (ii) any Voting Commitment that has not been disclosed to the Corporation or (iii) any Voting Commitment that could reasonably be expected to limit or interfere with the Stockholder Nominee’s ability to comply, if elected as a director of the Corporation, with its fiduciary duties under applicable law,
(4)    will abide by and comply with these Bylaws, the Certificate of Incorporation and applicable policies of the Corporation including all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation, as well as the applicable provisions of the rules and regulations of the Securities and Exchange Commission and any stock exchange applicable to the Corporation.
(g)    In addition to the information required or requested pursuant to Section 2.16(f) or any other provision of these Bylaws,
(i)    the Stockholder Nominee(s) must submit all completed and signed questionnaires required of directors and officers of the Corporation;
(ii)    the Corporation may require any proposed Stockholder Nominee to furnish any other information:
(1)    that may reasonably be requested by the Corporation to determine whether the Stockholder Nominee would be independent under Section 3.3 and otherwise qualifies as independent under the rules of the principal national securities exchange on which the outstanding capital stock of the Corporation is traded,

(2)    that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such Stockholder Nominee,
(3)    that would be required to satisfy the requirements for qualification of directors under applicable foreign regulations, or
(4)    that may reasonably be requested by the Corporation to determine the eligibility of such Stockholder Nominee to be included in the Corporation’s proxy materials pursuant to this Section 2.16 or to serve as a director of the Corporation; and
(iii)    the Corporation may require the Eligible Stockholder to furnish any other information that may reasonably be requested by the Corporation to verify the Eligible Stockholder’s continuous Ownership of the Required Shares for the Minimum Holding Period and through the date of the annual meeting.
(h)    The Eligible Stockholder may, at its option, provide to the Secretary, at the time the Notice of Proxy Access Nomination is provided, a written statement, not to exceed 500 words, in support of its Stockholder Nominee(s)’ candidacy (a “Supporting Statement”). Only one Supporting Statement may be submitted by an Eligible Stockholder (including any group of stockholders together constituting an Eligible Stockholder) in support of its Stockholder Nominee(s). Notwithstanding anything to the contrary contained in this Section 2.16, the Corporation may omit from its proxy materials any information or Supporting Statement (or portion thereof) that it, in good faith, believes is untrue in any material respect (or omits to state a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading) or would violate any applicable law, rule or regulation.
(i)    In the event that any information or communications provided by an Eligible Stockholder or a Stockholder Nominee to the Corporation or its stockholders is not, when provided, or thereafter ceases to be true and correct in all material respects or omits to state a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, such Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the Secretary of any such defect and of the information that is required to correct any such defect. Without limiting the foregoing, an Eligible Stockholder shall provide immediate notice to the Corporation if the Eligible Stockholder ceases to Own any of the Required Shares prior to the date of the annual meeting. In addition, any person providing any information to the Corporation pursuant to this Section 2.16(i) shall further update and supplement such information, if necessary, so that all such information shall be true and correct as of the (i) as of the record date for determining the stockholders entitled to receive notice of the meeting and (ii) as of the date that is ten (10) business days prior to the meeting (or any postponement, adjournment or recess thereof), and such update shall be received by the Secretary at the principal executive offices of the Corporation (A) not later than five (5) business days after the record date for determining the stockholders entitled to receive notice of such meeting (in the case of an update required to be made under clause (i)) and (B) not later than seven (7) business days prior to the date for the meeting, if practicable, or, if not practicable, on the first practicable date prior to the meeting or any adjournment, recess or postponement thereof (in the case of an update required to be made pursuant to clause (ii)). For the avoidance of doubt, no notification, update or supplement provided pursuant to this Section 2.16(i) or otherwise shall be deemed to cure any defect in any previously provided information or communications or limit the remedies available to the Corporation relating to any such defect (including the right to omit a Stockholder Nominee from its proxy materials pursuant to this Section 2.16).
(j)    Notwithstanding anything to the contrary contained in this Section 2.16, the Corporation shall not be required to include, pursuant to this Section 2.16, a Stockholder Nominee in its proxy materials for any meeting of stockholders (and any such nomination shall be disregarded and no vote on such Stockholder Nominee will occur, notwithstanding that proxies in respect of such vote may have been received by the Corporation):
(i)    who would not be an independent director under Section 3.3, under the rules of the principal national securities exchange on which the outstanding capital stock of the Corporation is traded, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board of Directors in determining and disclosing independence of the Corporation’s directors, in each case as determined by the Board of Directors in its sole discretion;
(ii)    who would not meet the audit committee independence requirements under the rules of the principal national securities exchange on which the outstanding capital stock of the Corporation is traded;
(iii)    who, if elected, intends to resign as a director of the Corporation prior to the end of the full term for which he or she is standing for election;
(iv)    who is or has been subject to any statutory disqualification under Section 3(a)(39) of the Exchange Act;
(v)    who is or has been subject to disqualification under 17 CFR § 1.63;
(vi)    whose election as a member of the Board of Directors would otherwise cause the Corporation to be in violation of these Bylaws, the Certificate of Incorporation, the rules of the principal national securities exchange on which the outstanding capital stock of the Corporation is traded, or any applicable law, rule or regulation;
(vii)    who is or has been, within the past three years, an officer or director of a competitor, as defined for purposes of Section 8 of the Clayton Antitrust Act of 1914;
(viii)    who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past 10 years;
(ix)    who is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended;
(x)    who shall have provided any information to the Corporation or its stockholders that was untrue in any material respect or that omitted to state a material fact necessary to make the statements made, in light of the circumstances in which they were made, not misleading; or
(xi)    if the Eligible Stockholder and/or applicable Stockholder Nominee breaches or fails to comply with its obligations pursuant to these Bylaws, including, but not limited to, this Section 2.16 and any agreement, representation or undertaking required by this Section 2.16.

(k)    Notwithstanding anything to the contrary contained in these Bylaws, if (i) a Stockholder Nominee and/or the applicable Eligible Stockholder breaches any of its agreements or representations or fails to comply with any of its obligations under this Section 2.16 or (ii) a Stockholder Nominee otherwise becomes ineligible for inclusion in the Corporation’s proxy materials pursuant to this Section 2.16, or dies, becomes disabled or otherwise becomes ineligible or unavailable for election at the annual meeting, in each case as determined by the Board of Directors or the chairman of the meeting, (1) the Corporation may omit or, to the extent feasible, remove the information concerning such Stockholder Nominee and the related Supporting Statement from its proxy materials and/or otherwise communicate to its stockholders that such Stockholder Nominee will not be eligible for election at the annual meeting, (2) the Corporation shall not be required to include in its proxy materials any successor or replacement nominee proposed by the applicable Eligible Stockholder or any other Eligible Stockholder and (3) the chairman of the meeting shall declare such nomination to be invalid and such nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Corporation.
(l)    Any Stockholder Nominee who is included in the Corporation’s proxy materials for a particular annual meeting of stockholders but either (i) withdraws from or becomes ineligible or unavailable for election at the annual meeting, or (ii) does not receive at least 25% of the votes cast in favor of such Stockholder Nominee’s election, will be ineligible to be a Stockholder Nominee pursuant to this Section 2.16 for the next two annual meetings of stockholders. For the avoidance of doubt, the immediately preceding sentence shall not prevent any stockholder from nominating any person to the Board of Directors pursuant to Section 2.11 of these Bylaws.
(m)    Notwithstanding the provisions of this Section 2.16, if the Eligible Stockholder providing notice (or a qualified representative of the Eligible Stockholder) does not appear in person (including virtually, in the case of a meeting held solely by means of remote communication) at the stockholder meeting to present the nomination of such Stockholder Nominee, such proposed nomination shall not be presented by the Corporation and shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 2.16, to be considered a qualified representative of the Eligible Stockholder providing notice, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting and such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, must be provided to the Corporation at least twenty-four (24) hours prior to the meeting.
(n)    The Board of Directors (or any other person or body authorized by the Board) shall have the exclusive power and authority to interpret the provisions of this Section 2.16 of these Bylaws and make all determinations deemed necessary or advisable in connection with this Section 2.16 as to any person, facts or circumstances. All such actions, interpretations and determinations that are done or made by the Board (or any other person or body authorized by the Board) shall be final, conclusive and binding on the Corporation, the stockholders and all other parties.

(o)    This Section 2.16 shall be the exclusive method for stockholders to include nominees for director in the Corporation’s proxy materials.
ARTICLE 3—DIRECTORS
3.1    General Powers.  The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors, who may exercise all of the powers of the Corporation except as otherwise provided by law, the Certificate of Incorporation or these Bylaws. In the event of a vacancy in the Board of Directors, the remaining directors, except as otherwise provided by law, may exercise the powers of the full Board of Directors until the vacancy is filled.
3.2    Number; Election; Qualification and Term of Office.  The Board of Directors of the Corporation shall consist of not less than 11 and not more than 23 directors, the exact number to be fixed by the Board of Directors from time to time pursuant to resolution adopted by the Board of Directors.
Directors shall be elected annually and shall hold office until the next annual meeting and until such time as their successors are elected or appointed and qualified, except in the event of earlier death, resignation or removal.
3.3    Independent Directors.  At all times no less than two-thirds of the members of the Board of Directors shall satisfy the independence requirements adopted by the Board of Directors for directors of the Corporation, as may be modified and amended by the Board of Directors from time to time, and which shall satisfy the independence requirements contained in the listing standards of each national securities exchange on which the common stock of the Corporation is listed.
3.4    Resignations.  A director may resign at any time by giving written or electronic notice of his resignation to the Chairman of the Board or the Secretary, and such resignation will be effective when delivered unless the resignation specifies a later effective date or an effective date determined upon the happening of an event or events.
3.5    Vacancies.  Any vacancy in the Board of Directors, however occurring, including a vacancy resulting from an increase in the number of the directors, may be filled exclusively by vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director. A director elected to fill a vacancy shall hold office until the next annual meeting of stockholders, subject to the election and qualification of his successor and to his earlier death, resignation or removal.
3.6    Chairman of the Board.  The Board of Directors shall appoint one of the directors to serve as Chairman of the Board. Except as provided for in Section 3.7 hereof, the Chairman of the Board shall be the presiding officer at all meetings of the Board of Directors and stockholders and shall exercise such other powers and perform such other duties as are delegated to the Chairman of the Board by the Board of Directors.
3.7    Lead Director.  The Board of Directors may appoint one of the independent directors to serve as the Lead Director. The Lead Director shall perform such duties and possess such powers as the Board of Directors may from time to time prescribe. The Lead Director, if appointed, shall be authorized to preside at meetings of the non-management directors and at meetings of the independent directors of the Board of Directors.
3.8    Acting Chairman and Vacancy in Chairman of the Board Position.  (a) In the absence or inability to act of the Chairman of the Board, the Board of Directors may designate an Acting Chairman of the Board. The Acting Chairman of the Board, in the absence or inability to act of the Chairman, shall be presiding officer at all meetings of the Board of Directors and shall exercise such other powers and perform such other duties as are delegated to the Acting Chairman by the Board of Directors. The Acting Chairman of the Board may be, but need not be, the same person as the Lead Director.
(b) If a vacancy occurs in the office of Chairman, the Board of Directors may fill such vacancy by the affirmative vote of at least a majority of the directors then in office.
3.9    Regular Meetings.  Regular meetings of the Board of Directors shall be held at such time and at such place as shall be determined by the Chairman of the Board with notice of such determination provided to the full the Board of Directors.
3.10 Special Meetings.  Special meetings of the Board of Directors may be called by the Chairman of the Board, the Lead Director, or the Chief Executive Officer and shall be called by the Secretary upon the written request of any four directors. The Secretary shall give at least 24 hours notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate under the circumstances, of such meeting to each director, either in person, by mail, messenger, overnight courier, facsimile machine, electronic mail or telephone. Every such notice shall state the time and place of the meeting which shall be fixed by the person calling the meeting, but need not state the purpose thereof except as otherwise required by statute.
3.11    Participation in Meetings.  Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the Board of Directors or any members of any committee of the Board of Directors designated by the directors may participate in a meeting of the Board of Directors or such committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Participation by such means shall constitute presence in person at such meeting.
3.12    Action at Meeting.  Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, at each meeting of the Board of Directors, a whole number of directors equal to at least a majority of the total number of directors constituting the entire Board of Directors shall constitute a quorum for the transaction of business. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, at any meeting of the Board of Directors at which a quorum is present, the vote of a majority of the directors present shall be sufficient to take any action, unless a different vote is specified by law, the Certificate of Incorporation or these Bylaws.
3.13    Action by Consent.  Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee of the Board of Directors may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent to the action in writing or by electronic transmission. After an action is taken, the consent or consents relating thereto shall be filed with the minutes of proceedings of the Board of Directors or committee in the same paper or electronic form as the minutes are maintained.
3.14    Compensation of Directors.  The directors may be paid such compensation for their services and such reimbursement for expenses of attendance at meetings as the Board of Directors may from time to time determine. No such payment shall preclude any director from serving the Corporation or any of its parent or subsidiary corporations in any other capacity and receiving compensation for such service.
3.15 Emergency Bylaws.   Notwithstanding anything to the contrary in the Certificate of Incorporation or these Bylaws, in the event there is any emergency, disaster or catastrophe, as referred to in Section 110 of the DGCL, or other similar emergency condition (each, an “emergency”), and a quorum of the Board of Directors cannot readily be convened for action, this Section 3.15 shall apply.
(a)    Any director or Chief Executive Officer, President, Chief Operating Officer, Chief Financial Officer, Treasurer or Secretary of the Corporation may call a meeting of the Board of Directors by any feasible means and with such advance notice as circumstances permit in the judgment of the person calling the meeting. Neither the business to be transacted nor the purpose of any such meeting need be specified in the notice thereof.
(b)    One-third (1/3) of the directors shall constitute a quorum, which may in all cases act by majority vote.
(c)    Directors may take action to appoint one or more of the director or directors to membership on any standing or temporary committees of the Board of Directors as they deem advisable. Directors may also take action to designate one or more of the officers of the Corporation to serve as directors of the Corporation while this Section 3.15 applies.
(d)    To the extent that it considers it practical to do so, the Board of Directors shall manage the business of the Corporation during an emergency in a manner that is consistent with the Certificate of Incorporation and Bylaws. It is recognized, however, that in an emergency it may not always be practical to act in this manner and this Section 3.15 is intended to and does hereby empower the Board of Directors with the maximum authority possible under the DGCL, and all other applicable law, to conduct the interim management of the affairs of the Corporation in an emergency in what it considers to be in the best interests of the Corporation.
(e)    No director, officer or employee acting in good faith in accordance with this Section 3.15 or otherwise pursuant to Section 110 of the DGCL shall be liable except for willful misconduct.
(f)    This Section 3.15 shall continue to apply until such time following the emergency when it is feasible for at least a majority of the directors of the Corporation immediately prior to the emergency to resume management of the business of the Corporation.
(g)    The Board of Directors may modify, amend or add to the provisions of this Section 3.15 in order to make any provision that may be practical or necessary given the circumstances of the emergency.
(h)    The provisions of this Section 3.15 shall be subject to repeal or change by further action of the Board of Directors or by action of the stockholders, but no such repeal or change shall modify the provisions of paragraph (e) of this Section 3.15 with regard to action taken prior to the time of such repeal or change.
ARTICLE 4—COMMITTEES
4.1    Designation of Committees.  The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent permitted by law and to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation, if any, to be affixed to all papers which may require it. The committees of the Board of Directors shall consist of an Executive Committee, an Audit Committee, a Compensation Committee, a Nominating and Governance Committee and such other standing and special committees as may be approved by the Board of Directors. The Corporation shall have such other committees as may be provided in these Bylaws or as may be from time to time appointed by the Board of Directors. The Board of Directors shall designate the members of these other committees and may designate a Chairman and a Vice-Chairman thereof.
4.2    The Executive Committee.  The Executive Committee will include the Chairman of the Board, the Chief Executive Officer (if a director), the Lead Director, if any, and such other number of directors that the Board of Directors deems appropriate, provided that at all times the majority of the directors serving on the Executive Committee must be independent directors. Members of the Executive Committee (other than those specified in the immediately preceding sentence) shall be recommended by the Nominating and Governance Committee for approval by the Board of Directors. Members of the Executive Committee shall not be subject to removal except by the Board of Directors. The Chairman of the Board shall be the Chairman of the Executive Committee. Each member of this Committee shall be a voting member. The Executive Committee shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, except it shall not have the power and authority of the Board of Directors to (a) approve or adopt or recommend to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval, or (b) adopt, alter, amend or repeal any Bylaw of the Corporation.
4.3    The Audit Committee.  The Audit Committee shall consist of at least three directors, all of whom must be independent directors and all of whom shall be recommended by the Nominating and Governance Committee for approval by the Board of Directors. The exact number of Audit Committee members shall be determined from time to time by the Board of Directors. Members of the Audit Committee shall not be subject to removal except by the Board of Directors. The Chairman of the Audit Committee shall be recommended by the Nominating and Governance Committee for approval by the Board of Directors. The Audit Committee shall have such duties and may exercise such authority as may be prescribed by resolution of the Board of Directors and the Audit Committee Charter as adopted by resolution of the Board of Directors.
4.4    The Compensation Committee.  The Compensation Committee shall consist of at least three directors, all of whom must be independent directors and all of whom shall be recommended by the Nominating and Governance Committee for approval by the Board of Directors. The exact number of Compensation Committee members shall be determined from time to time by the Board of Directors. Members of the Compensation Committee shall not be subject to removal except by the Board of Directors. The Chairman of the Compensation Committee shall be recommended by the Nominating and Governance Committee for approval by the Board of Directors. The Compensation Committee shall have such duties and may exercise such authority as may be prescribed by resolution of the Board of Directors and the Compensation Committee Charter as adopted by resolution of the Board of Directors.
4.5    The Nominating and Governance Committee.  The Nominating and Governance Committee shall consist of at least three directors, all of whom must be independent directors and all of whom shall be recommended by the Nominating and Governance Committee for approval by the Board of Directors. The exact number of Nominating and Governance Committee members shall be determined from time to time by the Board of Directors. Members of the Nominating and Governance Committee shall not be subject to removal except by the Board of Directors. The Chairman of the Nominating and Governance Committee shall be recommended by the Nominating and Governance Committee for approval by the Board of Directors. The Nominating and Governance Committee shall have such duties and may exercise such authority as may be prescribed by resolution of the Board of Directors and the Nominating and Governance Committee Charter as adopted by resolution of the Board of Directors.
4.6    Other.  All other committees shall have such duties and may exercise such authority as may be prescribed for them by the Board of Directors.
4.7    Conduct of Proceedings.  Unless otherwise provided in the Certificate of Incorporation, these Bylaws, the charter of the committee or by the Board of Directors by resolution, each committee may determine the manner in which committee proceedings shall be conducted. In the absence of any such established procedures, each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article 3 of these Bylaws. Committees shall keep minutes of their meetings and periodically report their proceedings to the Board of Directors and appropriate committees of the Board of Directors to the extent requested by the Board of Directors or Board committee.
ARTICLE 5—OFFICERS
5.1    Number and Election.  The officers of the Corporation shall be a Chief Executive Officer, a Chief Financial Officer, a President, one or more Vice-Presidents (the number thereof to be determined by the Board of Directors), a Secretary, a Treasurer, and such other officers as the Board of Directors may determine, including an Assistant Secretary or Assistant Treasurer. The Chief Executive Officer shall be appointed by an affirmative vote of the majority of the Board of Directors, and may, but need not be the Chairman of the Board. Such affirmative vote may also prescribe his duties not inconsistent with these Bylaws and may prescribe a tenure of office.
Two or more offices may be held by the same person, except the Chief Executive Officer may not also be the Secretary or Assistant Secretary and the President may not also be the Secretary or Assistant Secretary.
5.2    Chief Executive Officer.  The Chief Executive Officer shall, subject to the direction of the Board of Directors, have general charge and supervision of the business of the Corporation. The Chief Executive Officer shall be the official representative of the Corporation in all public matters. The Chief Executive Officer shall perform such other duties and possess such other powers as the Board of Directors may from time to time prescribe and that are incident to the office of Chief Executive Officer. The Chief Executive Officer shall not engage in any other business during his incumbency except with approval of the Board of Directors, and by his acceptance of the office of Chief Executive Officer he shall be deemed to have agreed to uphold these Bylaws.
5.3    President.  The President may be the chief operating officer of the Corporation and shall perform such duties and possess such powers as the Board of Directors or the Chief Executive Officer may from time to time prescribe. In the event of the absence, inability or refusal to act of the Chief Executive Officer, the President shall perform the officer duties of the Chief Executive Officer and, when so performing, shall have all the powers of and be subject to all the restrictions upon the office of Chief Executive Officer.
5.4    Chief Financial Officer.  The Chief Financial Officer shall perform such duties and possess such powers as the Board of Directors or the Chief Executive Officer may from time to time prescribe. The Chief Financial Officer shall have the custody of the corporate funds and securities; shall keep full and accurate all books and accounts of the Corporation as shall be necessary or desirable in accordance with applicable law or generally accepted accounting principles; shall deposit all monies and other valuable effects in the name and to the credit of the Corporation as may be ordered by the Chief Executive Officer or the Board of Directors; shall cause the funds of the Corporation to be disbursed when such disbursements have been duly authorized, taking proper vouchers for such disbursements; and shall render to the Board of Directors, at its regular meeting or when the Board of Directors so requires, an account of the Corporation.
5.5    Vice Presidents.  Vice Presidents shall perform the duties prescribed by the Board of Directors, the Chief Executive Officer or President.
5.6    Secretary.  The Secretary shall attend all meetings of stockholders and of the Board of Directors; the Secretary shall keep official records of meetings of stockholders at which action is taken and of meetings of the Board of Directors; the Secretary shall, in person or by representative, perform like services for the standing and special committees when required; the Secretary shall give notice of meetings of stockholders and of special meetings of the Board of Directors in accordance with the provisions of these Bylaws or as required by statute; the Secretary shall be custodian of the books, records, and corporate seal of the Corporation and attest, upon behalf of the Corporation, all contracts and other documents requiring authentication; the Secretary shall perform such other duties as may be prescribed by the Board of Directors, the Chief Executive Officer or President.
5.7    Treasurer.  The Treasurer shall perform such duties and possess such powers as the Board of Directors, the Chief Executive Officer or the Chief Financial Officer may from time to time prescribe.
5.8    Qualification and Tenure.  No officer need be a stockholder of the Corporation. Except as otherwise provided by law, by the Certificate of Incorporation or by these Bylaws, each officer shall hold office until his successor is elected and qualified, unless a different term is specified in the vote choosing or appointing him or her, or until his earlier death, resignation or removal.
5.9    Resignation.  Any officer may resign by delivering such officer’s written resignation to the Corporation at its principal office or to the Chief Executive Officer or Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.
5.10    Removals.  Any officer appointed by the Board of Directors may be removed at any time by the Board of Directors, the Chief Executive Officer or the President; provided that the Chief Executive Officer can only be removed by the Board of Directors. Any such removal shall be without prejudice to the contract rights, if any, of the person so removed.
5.11    Vacancies.  The Board of Directors may fill any vacancy occurring in any office for any reason and may, in its discretion, leave unfilled for such period as it may determine any offices other than those of Chief Executive Officer, President, Secretary and Treasurer. Any vacancies occurring in any office of the Corporation at any time also may be filled by an officer authorized by the Board of Directors to appoint a person to hold such office. Each such successor, however appointed, shall hold office until such officer’s successor is elected and qualified, or until such officer’s earlier death, resignation or removal.
5.12    Salaries.  Officers of the Corporation shall be entitled to such salaries, compensation or reimbursement as shall be fixed or allowed from time to time by the Board of Directors unless otherwise delegated to the Compensation Committee of the Board of Directors or to members of senior management. No officer shall be prevented from receiving such salary by reason of the fact that the officer is also a director of the Corporation.
ARTICLE 6—CAPITAL STOCK
6.1    Issuance of Stock.  Subject to the provisions of the Certificate of Incorporation, the whole or any part of any unissued balance of the authorized capital stock of the Corporation or the whole or any part of any unissued balance of the authorized capital stock of the Corporation held in its treasury may be issued, sold, transferred or otherwise disposed of by vote of the Board of Directors in such manner, for such consideration and on such terms as the Board of Directors may determine.
6.2    Certificates of Stock.  (a) The shares of stock in the Corporation shall be represented by certificates; provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to any such shares represented by a certificate theretofore issued until such certificate is surrendered to the Corporation. If shares of stock in the Corporation are certificated, any signature on such certificates may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.
(b)    Certificates representing shares of stock of the Corporation may bear such legends regarding restrictions on transfer or other matters as any officer or officers of the Corporation may determine to be appropriate and lawful. If the Corporation is authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate, if such shares are represented by certificates, which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise required by law, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of such class or series of stock and the qualifications, limitations or restrictions of such preferences and/or rights. Within a reasonable time after the issuance or transfer of uncertificated shares of any class or series of stock, the Corporation shall send to the registered owner thereof a written notice containing the information required by law to be set forth or stated on certificates representing shares of such class or series or a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of such class or series and the qualifications, limitations or restrictions of such preferences and/or rights. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of certificates representing stock of the same class and series shall be identical.
6.3    Transfers.  The shares of stock of the Corporation represented by certificates shall be transferable only upon the Corporation's books by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer the old certificates shall be surrendered to the Corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers, or to such other person as the Board of Directors may designate, by whom they shall be cancelled, and new certificates or uncertificated shares shall thereupon be issued. A record shall be made of each transfer and whenever a transfer shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer. Uncertificated shares of stock of the Corporation shall be transferable only upon the Corporation's books by the holders thereof in person or by their duly authorized attorneys and legal representatives upon receipt by the Corporation or its transfer agent of proper transfer instructions from the registered owner of such uncertificated shares or such holder's duly authorized attorneys and legal representatives, and upon receipt of proper transfer instructions such uncertificated shares shall be canceled, new uncertificated shares or certificates representing shares shall be issued to the person entitled thereto and the transaction shall be recorded upon the books of the Corporation.
6.4    Lost, Stolen or Destroyed Certificates.  The Corporation may issue a new certificate, certificates or uncertificated shares of stock in place of any previously issued certificate alleged to have been lost, stolen or destroyed, upon such terms and conditions as the Corporation may prescribe, including the presentation of reasonable evidence of such loss, theft or destruction and the giving of such indemnity as the Corporation may require for the protection of the Corporation or any transfer agent or registrar.
6.5    Fixing Date for Determination of Stockholders of Record.     (a)    In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for determining stockholders entitled to vote at such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice of the meeting is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.
(b)    In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which shall not be more than sixty (60) days prior to such other action. If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.
6.6    Dividends.  Subject to limitations contained in the DGCL, the Certificate of Incorporation and these Bylaws, the Board of Directors may declare and pay dividends upon the shares of capital stock of the Corporation, which dividends may be paid either in cash, in property or in shares of the capital stock of the Corporation.

ARTICLE 7—RESERVED
ARTICLE 8—NOTICES
8.1    Notices.  Except as provided in Section 8.2 and to the extent permitted by law, any notice required to be given by these Bylaws or otherwise shall be deemed to have been given:
(a)    in person upon delivery of the notice in person to the person to whom such notice is addressed;
(b)    by mail upon deposit of the notice in the United States mail, enclosed in a postage prepaid envelope;
(c)    by messenger or overnight courier service, the earlier of when the notice is received or left at the stockholder’s or director’s address;
(d)    by facsimile machine upon acknowledgment by the facsimile machine used to transmit the notice of the successful transmission of the notice;
(e)    by electronic mail, when directed to the stockholder’s or director’s electronic mail address unless, in the case of a stockholder, the stockholder has notified the Corporation of an objection to receiving notice by electronic mail or if such notice is prohibited by the DGCL; and
(f)    by telephone when received.
Any such notice must be addressed to its intended recipient at the intended recipient’s address (including the intended recipient’s business or residence address, facsimile number, electronic address, or telephone number, as applicable) as it appears on the books and records of the Corporation, or if no address appears on such books and records, then at such address as shall be otherwise known to the Secretary. In the event that a notice is not provided in conformity with the provisions of this Section 8.1, the notice will be deemed to have been given to its intended recipient upon any receipt of the notice by its intended recipient.
8.2    Electronic Notice.  Whenever any notice whatsoever is required to be given in writing to any stockholder by law, by the Certificate of Incorporation or by these Bylaws, such notice may be given by a form of electronic transmission to the stockholder in accordance with the DGCL.
8.3    Waiver of Notice.  Whenever notice is required to be given under the provisions of any statute, the Certificate of Incorporation, these Bylaws, or otherwise, a waiver thereof, given by the person entitled to notice, or his proxy in the case of a stockholder, whether before or after the time stated therein shall be deemed equivalent to notice. Except as may be otherwise specifically provided by statute, any waiver by mail, messenger, overnight courier, facsimile machine, or electronic mail, bearing the name of the person entitled to notice shall be deemed a waiver duly given. Attendance of a person at a meeting, including attendance by proxy in the case of a stockholder, shall constitute a waiver of notice of such meeting except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business the meeting is not lawfully called or convened. Except as required by statute or the Certificate of Incorporation, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or any committee need be specified in any waiver of notice.

ARTICLE 9—GENERAL PROVISIONS
9.1    Fiscal Year.  Except as from time to time otherwise designated by the Board of Directors, the fiscal year of the Corporation ends on the close of business on December 31 of each year.
9.2    Corporate Seal.  The corporate seal, if any, shall be in such form as shall be approved by the Board of Directors or an officer of the Corporation.
9.3    Voting of Securities.  Except as the Board of Directors may otherwise designate, the Chief Executive Officer, Chief Financial Officer or Treasurer may waive notice of, and act as, or appoint any person or persons to act as, proxy or attorney-in-fact for the Corporation (with or without power of substitution) at, any meeting of stockholders or shareholders or equity owners of any other corporation, organization or entity, the securities of which may be held by the Corporation.
9.4    Evidence of Authority.  A certificate by the Secretary, or Assistant Secretary, as to any action taken by the stockholders, Board of Directors, a committee or any officer or representative of the Corporation shall, as to all persons who rely on the certificate in good faith, be conclusive evidence of such action.
9.5    Certificate of Incorporation.  All references in these Bylaws to the Certificate of Incorporation shall be deemed to refer to the Certificate of Incorporation of the Corporation, as amended, altered or restated and in effect from time to time.
9.6    Transactions with Interested Parties.  No contract or transaction between the Corporation and one or more of the directors or officers, or between the Corporation and any other corporation, limited liability company, partnership, association or other organization in which one or more of the directors or officers are directors, managers or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director, manager or officer is present at or participates in the meeting of the Board of Directors or a committee of the Board of Directors which authorizes the contract or transaction or solely because his, her or their votes are counted for such purpose, if:
(1)    The material facts as to his, her or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum;
(2)    The material facts as to his, her or their relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or
(3)    The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee of the Board of Directors or the stockholders.

Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee at which the contract or transaction is authorized.
9.7    Severability.  Any determination that any provision of these Bylaws is for any reason inapplicable, illegal or ineffective shall not affect or invalidate any other provision of these Bylaws.
9.8    Pronouns.  All pronouns used in these Bylaws shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.
9.9    Contracts.  In addition to the powers otherwise granted to officers pursuant to Article 5 hereof, the Board of Directors may authorize any officer or officers, or any agent or agents, of the Corporation to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.
9.10    Loans.  The Corporation may, to the extent permitted by applicable law, lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the Corporation or of its subsidiaries, including any officer or employee who is a director of the Corporation or its subsidiaries, whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the Corporation. The loan, guaranty or other assistance may be with or without interest, and may be unsecured, or secured in such manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of stock of the Corporation. Nothing in this Section 9.10 shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the Corporation at common law or under any statute.
9.11    Records.  The Certificate of Incorporation, Bylaws and the proceedings of all meetings of the stockholders, the Board of Directors, the Executive Committee and any other committee of the Board of Directors shall be recorded in appropriate minute books provided for this purpose or in any other information storage device (whether in paper or electronic form), provided that the records so kept can be converted into clearly legible form within a reasonable time. The Corporation shall so convert any such records so kept upon the request of any person entitled to inspect the same.
9.12    Section Headings.  Section headings in these Bylaws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein.
9.13    Inconsistent Provisions.  In the event that any provision of these Bylaws is or becomes inconsistent with any provision of the Certificate of Incorporation, the DGCL or any other applicable law, the provision of these Bylaws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.
ARTICLE 10—AMENDMENTS
10.1    Amendment.  These Bylaws may be amended, altered or repealed, and new Bylaws may be adopted at any time, by the Board of Directors. Stockholders of the Corporation may alter, amend or repeal any Bylaw; provided, that in addition to any vote of the holders of any class or series of stock of the Corporation required by law or the Certificate of Incorporation, the affirmative vote of the holders of a majority of the votes entitled to be cast by the holders of the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders to adopt, alter, amend or repeal any provision of these Bylaws.
10.2    Submission to Boards of any Regulated Securities Exchange Subsidiary. Notwithstanding Section 10.1, for so long as the Corporation shall control, directly or indirectly, any national securities exchange (a “Regulated Securities Exchange Subsidiary”), before any amendment, alteration or repeal of any provision of these Bylaws shall be effective, such amendment, alteration or repeal shall be submitted to the board of directors of each Regulated Securities Exchange Subsidiary, and if such amendment, alteration or repeal must be filed with or filed with and approved by the Securities and Exchange Commission, then such amendment, alteration or repeal shall not become effective until filed with or filed with and approved by the Securities and Exchange Commission, as the case may be.
ARTICLE 11—FORUM FOR ADJUDICATION OF DISPUTES
    Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, other employee, agent or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, (c) any action asserting a claim against the Corporation or any current or former director, officer, other employee, agent or stockholder of the Corporation arising pursuant to any provision of the DGCL, the Certificate of Incorporation or these Bylaws or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware, (d) any action asserting a claim against the Corporation or any current or former director, officer, other employee, agent or stockholder of the Corporation governed by the internal affairs doctrine, or (e) any action asserting an “internal corporate claim” as that term is defined in Section 115 of the DGCL; provided, however, that, in the event that the Delaware Court of Chancery lacks subject matter jurisdiction over any such action or proceeding, the sole and exclusive forum for such action or proceeding shall be another state or federal court located within the State of Delaware. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article 11. If any action the subject matter of which is within the scope of this Article 11 is filed in a court other than the Delaware Court of Chancery (or any other state or federal court located within the State of Delaware, as applicable) (a “Foreign Action”) by or in the name of any stockholder, such stockholder shall be deemed to have notice of and consented to (x) the exclusive personal jurisdiction of the Delaware Court of Chancery (or such other state or federal court located within the State of Delaware, as applicable) in connection with any action brought in any such court to enforce this Article 11 and (y) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder. The existence of any prior consent to, or selection of, an alternative forum by the Corporation shall not act as a waiver of the Corporation’s ongoing consent right as set forth in this Article 11 with respect to any current or future actions or claims. Failure to enforce the foregoing provisions would cause the Corporation irreparable harm and the Corporation shall be entitled to equitable relief, including injunctive relief and specific performance, to enforce the foregoing provisions.

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